                               WILLIAM BLAIR FUNDS

                         WRITTEN INSTRUMENT AMENDING THE
                              DECLARATION OF TRUST

     The undersigned, being a majority of the Trustees of the William Blair Funds (the "Trust"), a Delaware business trust organized pursuant to a Declaration of Trust dated September 3, 1999, do hereby remove the references to "Chief Executive Officer" in Sections 2.5 and 2.6 of the Declaration of Trust, effective October 23, 2001.

     This instrument shall constitute an amendment to the Declaration of Trust in accordance with Section 9.3 thereof.

     IN WITNESS WHEREOF, the undersigned have this 12th day of February, 2002 signed these presents.

/s/ J. GRANT BEADLE                      /s/ ANN P. McDERMOTT
-----------------------------------      -------------------------------------
J. Grant Beadle                          Ann P. McDermott

/s/ THEODORE A. BOSLER                   /s/ JOHN B. SCHWEMM
-----------------------------------      -------------------------------------
Theodore A. Bosler                       John B. Schwemm

/s/ F. CONRAD FISCHER                    /s/ ROBERT E. WOOD II
-----------------------------------      --------------------------------------
F. Conrad Fischer                        Robert E. Wood II